UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 12, 2016, we entered into the Purchase Agreement among Foundation Healthcare, Inc. Foundation Surgery Affiliates LLC Foundation Surgery Management, LLC and Healthcrest Surgical Partners, LLC (“Healthcrest”). Pursuant to the Purchase Agreement we agreed to, and on October 12, 2016, we sold the membership interests in our wholly-owned subsidiarr Foundation Surgery Holdings, LLC (“FSH”) and all of the capital stock in our wholly-owned subsidiary somniTech, Inc. along with substantially all of the assets of Foundation Surgery Management, LLC (“FSM”) (collectively referred to as the “ASC Entities”) to Healthcrest Surgical Partners, LLC for $2.5 million in cash and a $2.75million subordinated promissory note. The purchase price is subject to adjustment by the amount that the working capital of the ASC entities as of October 12, 2016 is less than $100,000. Through FSH and FSM, we owned noncontrolling interests in seven ambulatory surgery centers or ASCs and provided management services to those ASCs along with two other ASCs that we did not maintain any ownership. The principals of Healthcrest were the management of the Company’s ASC division prior to the transaction.

At closing, we received $2.5 million in cash and a subordinated promissory note for $2.75 million. The note provides that we will receive interest at a rate of prime plus 2.5% per year, with a floor of 6%, payable monthly. Beginning on November 1, 2017, Healthcrest will make monthly principal and interest payments based on a seven year amortization with a final payment of all principal and interest on October 1, 2019. The promissory note is secured by the personal property of Healthcrest, but our security interest and our right to be repaid on the note is subordinated in all respects to the senior lenders of Healthcrest.

We will use the $2.5 million from the proceeds from the transaction to pay down our line of credit with our senior lender.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement between Foundation Healthcare, Inc., Foundation Surgery Affiliates, LLC, Foundation Surgery Management, LLC and Healthcrest Surgical Partners, LLC.

10.2	Promissory Note made by Healthcrest Surgical Partners, LLC in favor of Foundation Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: October 14, 2016	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Purchase Agreement between Foundation Healthcare, Inc., Foundation Surgery Affiliates, LLC, Foundation Surgery Management, LLC and Healthcrest Surgical Partners, LLC.

10.2	Promissory Note made by Healthcrest Surgical Partners, LLC in favor of Foundation Healthcare, Inc.